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                                                                    Exhibit 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                     The Board of Directors Blue Zone, Inc.

We consent to incorporation by reference in the registration statement on Form S-8 of Blue Zone, Inc. of our report dated February 10, 2000, relating to the consolidated balance sheets of Blue Zone, Inc. as of December 31, 1999, and 1998, and the related consolidated statements of operations and stockholders' deficit and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the registration statement on Form 10/A of Blue Zone, Inc. dated May 1, 2000.



/s/ KPMG LLP


Vancouver, Canada
September 19, 2000